UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on March 9, 2005 as follows:

Cleveland-Cliffs Declares Dividend on Preferred Stock

Cleveland, OH—March 9, 2005—Cleveland-Cliffs Inc (NYSE: CLF) today announced that its Board of Directors has authorized a scheduled dividend payment on the Company’s 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock. A cash payment of $8.125 per share will be payable on April 15, 2005, to preferred stock shareholders of record on April 1, 2005.

* * * * * * *

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

Contacts:

Media: (216) 694-4870
Financial Community: (800) 214-0739 or (216) 694-5459

News releases and other information on the Company are available on the Internet at www.cleveland-cliffs.com

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 10, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary